UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2022

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	ICE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Director Appointment

Effective March 4, 2022, the Board of Directors (the “Board”) of Intercontinental Exchange, Inc. (“ICE”) increased the size of the Board from 12 to 13 directors pursuant to the provisions of ICE’s bylaws and appointed Martha Tirinnanzi as a director of ICE. Ms. Tirinnanzi also serves on the Board of Directors of ICE Mortgage Technology, Inc. (“IMT”) and the Board of Managers of ICE Mortgage Services, LLC (“IMS”), the governing board of MERSCORP Holdings, Inc., which are both subsidiaries of ICE.

Ms. Tirinnanzi has served as the Founder and President of Financial Standards, Inc., a Washington DC-based consultancy, since 2013. She has served in a number of leadership roles in her career, including Senior Vice President, Financial Markets Policy and Executive Education in Derivatives of Tera Exchange from 2011 to 2013, Chair of the Clearinghouse Working Group, GSE Supervision & Regulation for the U.S. Federal Housing Finance Agency from 2009 to 2011, Chief Operating Officer of MFX Currency Risk Solutions from 2008 to 2009, Energy Derivatives Group Leader for WGL Holdings from 2007 to 2008, SVP of REIT Equity Research at RBC Capital Markets, formerly Ferris Baker Watts, from 2003 to 2006 and Senior Vice President and founder of the hedge advisory practice at Chatham Financial from 1999 to 2002. Ms. Tirinnanzi has been a member of the Board of Directors of Community Development Trust, a residential housing REIT and CDFI, since 2012. Ms. Tirinnanzi served as Chair of the Audit Committee of the Board of Directors of Community Development Trust from 2013 to 2019. Ms. Tirinnanzi earned a Bachelor of Arts degree in Liberal Arts from Notre Dame University of Maryland and a Master of Science in Business Administration from Johns Hopkins University.

The Nominating and Corporate Governance Committee and the Board of ICE have determined that Ms. Tirinnanzi qualifies as an independent director and meets the applicable independence requirements of ICE, the New York Stock Exchange and the Securities and Exchange Commission. Ms. Tirinnanzi is not a party to any transaction with ICE that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Ms. Tirinnanzi and any other persons pursuant to which she was selected as a director. On March 4, 2022, the Board approved the appointment of Ms. Tirinnanzi to the Audit Committee to be effective as of May 12, 2022, and has determined that Ms. Tirinnanzi qualifies as an “audit committee financial expert”, as defined by Item 407 of Regulation S-K promulgated by the Securities and Exchange Commission.

Ms. Tirinnanzi will participate in ICE’s non-employee director compensation arrangements, which provide for: (1) an annual cash retainer for Board service of $100,000, (2) an annual grant of $195,000 in the form of ICE restricted stock units that vest one year from the date of grant with the number of units calculated at the time of grant by dividing the annual grant value by the closing price of ICE’s common stock on the date of grant and (3) from May 12, 2022, an annual cash retainer of $15,000 for service on the Audit Committee. The amounts for service on the ICE Board in 2022 will be prorated from the date of service. Ms. Tirinnanzi currently participates in IMT’s non-employee director compensation arrangements, which provide for: (1) an annual cash retainer for service on the Board of Directors of IMT of $45,000; and (2) an annual cash retainer of $10,000 for service on the Risk Committee. Ms. Tirinnanzi will also continue to participate in IMS’ non-employee director compensation arrangements, which provide for an annual cash retainer for service on the Board of Managers of IMS of $55,000. In connection with her appointment to the Board, Ms. Tirinnanzi entered into the Agreement Relating to Noncompetition and Other Covenants with ICE, which all other non-employee directors of ICE are party to, which was previously disclosed in ICE’s Current Report on Form 8-K, filed on May 17, 2016.

If Ms. Tirinnanzi is appointed to serve on any additional committees of the Board of ICE and/or committees of the Board of Directors of IMT or Board of Managers of IMS, she will be entitled to additional cash compensation in connection with such committee service. Ms. Tirinnanzi will also be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board of ICE, the Board of Directors of IMT and the Board of Managers of IMS.

Item 7.01 Regulation FD Disclosure

On March 4, 2022, ICE issued a press release announcing Ms. Tirinnanzi’s appointment to the Board. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press Release dated as of March 4, 2022.

104	The cover page from Intercontinental Exchange, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
General Counsel

Date: March 4, 2022